Exhibit 99.1
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                                   Friedman's
                          The Value Leader Since 1920
                 171 Crossroads Parkway Savannah, Georgia 31422
                       PO Box 8025Savannah, Georgia 31412
                         (912) 233-9333 (800) 545-9033

For Immediate Release

Contact:
         Jane D'Arcy
         Trion Communications
         (401) 453-3100 ext. 104
         jdarcy@trioncom.com
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                        FRIEDMAN'S CHAIRMAN TO STEP DOWN
                                      ---
                      Peter Thorner Elected Vice Chairman
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         Company Announces Other Changes to its Senior Management Team


SAVANNAH, GA (December 10, 2004) - Friedman's Inc. (OTC non-BB: FRDM.PK), the Value Leader in fine jewelry retailing, today announced that Allan Edwards will step down from his position as an officer, Executive Chairman, at the end of his term in January, 2005. Friedman's also announced that the Board of Directors has selected Peter Thorner to serve in the newly created position of Vice Chairman of the Board. Mr. Thorner has been a member of the Board since October, 2004.

Mr. Edwards came to Friedman's in May, 2004 in the midst of government investigations and numerous business challenges. During the seven months Mr. Edwards has served as Chairman, the Company has undergone significant changes, including hiring new management, refinancing the Company's credit facility, and the development of a trade creditor support program. In addition, Mr. Edwards has led a restructuring of Friedman's Board in recent months. Including Mr. Edwards and a Class A director, six out of seven directors have been newly appointed to Friedman's Board, a majority of which is independent.

Mr. Edwards said "Important progress has been made in assembling new management at Friedman's. I feel that the Company has made significant strides and that I can now step back from the Executive Chairman position with the knowledge that we have senior management in place to move the Company forward."

"Allan has absolutely devoted himself to Friedman's over the past several months," said Sheldon Whitehouse of Friedman's Board of Directors. "He has assembled a high-quality board and management and has jump-started the process of rebuilding Friedman's credibility. I think Allan deserves a great deal of credit for leading Friedman's in the right direction," added Mr. Whitehouse.

                                    - more -

The Company said that it plans to actively seek a new Chairman.

Separately, Friedman's also announced the following changes to its senior management team:

         o Effective December 10, 2004, Richard Hettlinger will no longer be serving as Chief Financial Officer of Friedman's.

         o Ken Maher has been named interim CFO of Friedman's effective December 13, 2004. Mr. Maher brings over twenty years of retail and financial experience to Friedman's. He most recently served as Vice President and Controller of Wickes Furniture, a furniture distribution and retailing company.

         o Steve Zeringue has joined Friedman's as Vice President of Credit. Mr. Zeringue is a credit specialist with over 15 years of retail credit and financial experience. He joins Friedman's from Certegy Payment Recovery Services, where he was Vice President of Collections. Prior to Certegy, Mr. Zeringue served as Director of Credit Risk for Heilig Meyers Furniture and Assistant Vice President of Credit for Service Merchandise.

About Friedman's
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Founded in 1920, Friedman's Inc. is a leading specialty retailer based in
Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: www.friedmans.com.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, the obtaining of additional financing and similar matters, are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, ability to obtain additional financing and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: adverse effects from the Company's delay in paying suppliers and from suppliers not delivering merchandise; the ability of the Company to comply with the terms of its credit facility; the ability of the Company to satisfy all conditions precedent, including due diligence requirements, to any proposed additional financing; the continued support of the Company's vendors in a vendor support program; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the ability of the Company to achieve the cost savings and operational benefits projected from its planned store closings; the final results of the audit including the review of the calculation of our allowance for doubtful accounts and any recordation of impairment charges; the results of the SEC and Justice Department investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

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